As filed with the Securities and Exchange Commission on October 13, 2020

Registration Statement No. 333-213499

Registration Statement No. 333-222333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Registration Statement No. 333-213499

Registration Statement No. 333-222333

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jayson Dallas, M.D.

President and Chief Executive Officer

Aimmune Therapeutics, Inc.

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(650) 614-5220

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick Pohlen

Luke Bergstrom

Brett Urig

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

Telephone: (415) 391-0600

Facsimile: (415) 395-8095

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”), originally filed by Aimmune Therapeutics, Inc., a Delaware corporation (the “Registrant” or the “Company”), with the Securities and Exchange Commission:

•	Registration Statement No. 333-213499 on Form S-3, filed on September 2, 2016.

•	Registration Statement No. 333-222333 on Form S-3, filed on December 28, 2017.

On October 13, 2020, Société des Produits Nestlé S.A., a société anonyme organized under the laws of Switzerland (“Parent”), completed its acquisition of the Company. Pursuant to the Agreement and Plan of Merger, dated as of August 29, 2020, by and among Parent, SPN MergerSub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Company has terminated all offerings of the Company’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company hereby terminates the effectiveness of the Registration Statements and removes from registration, by means of a post-effective amendment, any and all securities of the Company registered for sale under the Registration Statements that remain unsold as of the date of this Post-Effective Amendment. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Brisbane, California, on October 13, 2020.

AIMMUNE THERAPEUTICS, INC.

By:	/s/ Jayson Dallas
Name:	Jayson Dallas, M.D.
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.